UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2018

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’ s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On May 30, 2018 (the “Closing Date”), pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”) effective May 25, 2018, by and between Vicor Corporation (the “Company”) and Picor Corporation (“Picor”), Picor, which previously was 98% owned by the Company, was merged with and into the Company (the “Merger”), with the Company as the surviving entity. In the Merger, the Company issued 35,729 shares of the Company’s common stock in exchange for 703,207 shares of Picor common stock that had been held by minority stockholders. All of such shares of Company common stock were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company has approved amendments to the Picor Corporation Amended and Restated 2001 Stock Option and Incentive Plan (the “Picor Plan”) in connection with transactions contemplated by the Merger Agreement. In connection with the Merger, the Company assumed the Picor Plan and each then outstanding option to acquire Picor stock, whether vested or unvested, under the Picor Plan. Each one share of Picor common stock issued and outstanding and held by a person other than the Company immediately prior to the effective time of the Merger was converted into the right to receive a fraction of a validly issued, fully paid and nonassessable share of the Company’s common stock, $0.01 par value, equal to the exchange ratio determined by dividing (i) $1.91 by (ii) the volume-weighted average price per share of the Company’s common stock, for the consecutive period of twenty trading days beginning on the twenty-second trading day immediately preceding the Closing Date and concluding at the close of trading on the third trading day immediately following the Closing Date.

The Picor Plan, which was previously approved by the Company’s stockholders at the 2017 Annual Meeting of Stockholders, was amended and restated on May 30, 2018 in connection with the Merger to (i) provide that awards granted under the Picor Plan will be settled in shares of the Company common stock , (ii) adjust the number of shares that are issuable under the Picor Plan pursuant to the exchange ratio described above and (iii) provide that no new awards may be granted under the Picor Plan after the completion of the Merger. A copy of the Picor Plan, as amended and restated, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

10.1 Picor Corporation Amended and Restated 2001 Stock Option and Incentive Plan, dated May 30, 2018.

Exhibit Index

Exhibit No.	Description

10.1	Picor Corporation Amended and Restated 2001 Stock Option and Incentive Plan, dated May 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 5, 2018	By:	/s/ James A. Simms
James A. Simms Chief Financial Officer